                                                                    Exhibit 8(j)
                                 July 22, 1986

State Street Bank and Trust Company
1776 Heritage Drive
North Quincy, Massachusetts 02171

Gentlemen:

     Reference is made to the Custodian Agreement (the "Custodian Agreement") dated December 27, 1978 between Institutional Liquid Assets (the "Fund") and State Street Bank and Trust Company ("State Street"). Particular reference is made to (S)11 of the Custodian Agreement which provides that the Fund shall pay to State Street, as custodian, the compensation and expense reimbursement set forth in the schedule of even date therewith delivered by State Street to the Fund (the "Initial Schedule") until a different compensation and expense reimbursement schedule shall be agreed upon in writing between the parties. Terms used herein which are defined in the Custodian Agreement have the same meaning herein as in the Custodian Agreement.

     The purpose of this letter is to confirm our understanding that the Initial
Schedule is amended effective April 1, 1986 so that paragraph C shall read as follows:

     "C. Wire Fees

         Type of Wire                    Fee
         ------------                    ---
         Wire Out...................... $4.55
         Wire In....................... $4.70"

     Please confirm your agreement of the foregoing executing and returning the enclosed copy of this letter.

                                            Very truly yours,

                                            Institutional Liquid Assets


                                            By: /s/ E. J. Whitman, Jr.
                                               -------------------------
                                               As Its President

STATE STREET BANK AND
   TRUST COMPANY

By:  /s/ Peter R. O'Donnell
   ----------------------------
   As Its Vice President
          --------------
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                                          State Street Bank and Trust Company
                                          P.O. Box 351
                                          Boston, Massachusetts 02101
                                          (617) 786-6268


STATE STREET

                               November 27, 1985



Institutional Liquid Assets
6060 Sears Tower
Chicago, Illinois 60606

Gentlemen:

     Reference is made to the Custodian Agreement (the "Custodian Agreement") dated December 27, 1978, between Institutional Liquid Assets and State Street Bank and Trust Company. The purpose of this letter is to confirm our agreement that the Custodian Agreement is amended as follows:

    (S) 4E is amended by adding the following sentence at the end of (S) 4E:

          In connection with the redemption or repurchase of Units of the Fund,
                                                             -----
          the Custodian shall honor checks drawn on the Custodian by a holder of Units, which checks have been furnished by the Transfer Agent to the holder of Units, when presented to the Custodian in accordance with such procedures and controls as are mutually agreed upon from time to time between the Fund and the Custodian.

     Please confirm your agreement to the foregoing by executing and returning the enclosed copy of this letter.

                        Very truly yours,
                        STATE STREET BANK AND TRUST COMPANY


                        By /s/ B. Weidlich
                           ---------------------------------
                        as its Vice President
                               -----------------------------

Agreed, this 27th day of November, 1985

INSTITUTIONAL LIQUID ASSETS

By  /s/ E. J. Whitman, Jr.
    -----------------------
 as its  President
         ------------------